UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 26, 2010
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Exhibits
SIGNATURES
EX-99.1

Item 2.01 Completion of Acquisition or Disposition of Assets
     Mercantile Bancorp, Inc. (the “Company”) issued a press release on March 1, 2010 announcing it has completed the sale of Brown County State Bank and Marine Bank & Trust to United Community Bancorp, Inc., of Chatham, Illinois (the “Purchaser”) for approximately $25.8 million. The transaction closed on February 26, 2010 following regulatory approval. The purchase price was determined through negotiations between the Purchaser and the Company’s Board of Directors. The Company’s Board of Directors was assisted by financial and legal advisors in determining and agreeing upon both the amount and form of the consideration as well as the other terms of the transaction.
     The press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Exhibits
     (c) Exhibits:

Exhibit
Number	Description

99.1	Press Release issued by Mercantile Bancorp, Inc. dated March 1, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Ted T. Awerkamp
	Name:	Ted T. Awerkamp
	Title:	President and Chief Executive Officer

Date: March 1, 2010

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